                                                                   EXHIBIT 10.39

                          TRANSITION SERVICES AGREEMENT

     This Agreement is made as of June 7, 2000 (the "Effective Date") by and between OnRadio, a California corporation with offices at 1500 Green Hills Road, Suite 205, Scotts Valley, CA 95066 ("OnRadio") and GlobalMedia.com, a Nevada corporation with offices at 400 Robson Street, Vancouver, British Columbia V6B 2B4, Canada ("Global").

                                    RECITALS

A. WHEREAS, Global and OnRadio have entered into an Asset Purchase Agreement in which Global has purchased certain contracts related to OnRadio's terrestrial radio business, and

B. WHEREAS, OnRadio wishes to provide certain services to Global in order to assist Global with the transition of the customers under such contracts to Global.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, Global and OnRadio agree as follows:

                                    SECTION 1
                                   DEFINITIONS

     The following definitions shall apply throughout this Agreement:

     1.1 "Content" means the text and other content which OnRadio has agreed to provide the Customers under the Web Site Contracts.

     1.2 Contracts" shall have the meaning set forth in the Asset Purchase Agreement.

     1.3 "Customers" shall have the meaning set forth in the Asset Purchase Agreement.

     1.4 "Global Services" shall have the meaning set forth in the Asset Purchase Agreement.

     1.5 "Global Customer Transition" shall mean (i) Global has entered into a new contract with a Customer relating to the provision of Global Services to the Customer, (ii) Global has completed its set-up and testing procedures for the web site of such Customer, and (iii) Global has commenced the commercial delivery of the Global Service to such site.

     1.6 "Global Media Player" shall have the meaning set forth in the Asset Purchase Agreement.

     1.7 "Initial Closing" shall have the meaning set forth in the Asset Purchase Agreement.

     1.8 "Intermediate Closing(s)" shall have the meaning set forth in the Asset Purchase Agreement.

     1.9  "Maintenance Services" means those services set forth in Schedule "A."

     1.10 "Final Closing" shall have the meaning set forth in the Asset Purchase Agreement.

     1.11 "Services" means the Maintenance Services and the Transition Services.

     1.12 "Streaming Media Contracts" shall have the meaning set forth in the Asset Purchase Agreement.

     1.13 "Streaming Media Contracts Customers" shall have the meaning set forth in the Asset Purchase Agreement. "Streaming Media Contracts Customers" may also be referred to as "Streaming Customers."

     1.14 "Streaming Transition Services" means those services set forth in Schedule B-2.

     1.15 "Term" shall have the meaning set forth in Section 4.1.

     1.16 "Transition Services" means those services set forth in Schedule
          "B-1."

     1.17 "Vendor Contracts" means the third party agreements listed in Schedule "C".

     1.18 "Web Site Contracts" shall have the meaning set forth in the Asset Purchase Agreement.

                                    SECTION 2
                        ONRADIO'S RIGHTS AND OBLIGATIONS

     2.1 OnRadio shall provide the Maintenance Services during the Term. OnRadio shall provide the Maintenance Services at a level that is at least consistent with the level of services provided by OnRadio at the time of Effective Date. During the Term, OnRadio shall provide such training to Global's transition team as is reasonably necessary to enable Global to assume full responsibility for providing the Maintenance Services by the end of the Term.

     2.2 As of the Effective Date, OnRadio relies on third party services provided under the Vendor Contracts to provide certain Maintenance Services. OnRadio shall have the right to replace any vendor set forth in the Vendor Contracts with another vendor so long as the services provided are substantially equivalent and of comparable quality and such replacement is implemented in a way that does not result in a material disruption of the Maintenance Services. OnRadio agrees to inform Global a reasonable time in advance of implementing any vendor replacement and to use reasonable efforts to avoid any disruption in the Maintenance Services in implementing such replacement.

     2.3 OnRadio shall have no duty to provide Maintenance Services for any customers of Global other than the Customers.

     2.4  OnRadio shall provide the Transition Services during the Term.

     2.5 OnRadio shall provide the services of a transition team to assist with the provision of Transition Services. The transition team shall be staffed as described in Schedule "D."

     2.6 OnRadio shall have the right to replace Content sources with alternative sources of substantively similar content of comparable quality.

     2.7 OnRadio shall provide the Services and Streaming Transition Services, in a good and professional manner.

     2.8 OnRadio shall be responsible for compensation and other costs associated with its transition team as well as any other internal costs associated with carrying out its obligations under this Agreement. Global shall pay any travel expenses associated with providing transition services under this Agreement. OnRadio shall be responsible for the payment of the costs for Verio, BellSouth, SWBell, Ameritech, US West, InterVu, iBeam until the end of the Streaming Transition Services Term set forth in Section 4.2.

     2.9 OnRadio shall have no further obligation to provide the Services (i) with respect to any Customer web site for which Global has completed the Global Customer Transition, or (ii) for any Customers, following expiration of the Term.

                                    SECTION 3
                         GLOBAL'S RIGHTS AND OBLIGATIONS

     3.1 Except as set forth in Section 2.8 above, Global shall reimburse OnRadio for certain Vendor Contract costs as set forth in Schedule "C." The costs shall be paid monthly prior to the first day of each month. If, in accordance with Section 2.2, OnRadio has replaced a vendor, unless Global otherwise agrees in writing Global shall not be obligated for any increased vendor costs that may be incurred by OnRadio as a result of any such replacement. OnRadio shall have no duty to provide the corresponding service set forth in the Vendor Contracts once Global has assumed responsibility for providing the service, and in no event shall OnRadio have a duty to provide said services past December 6, 2000. If the Vendor Contracts are assumable and Global wishes to assume one of more of the contracts, OnRadio shall cooperate in Global's efforts to assume the Vendor Contracts, at Global cost.

     3.2 Global shall make commercially reasonable efforts to assume responsibility for each of the separate services that comprise the Maintenance Services as soon as practicable after the Effective Date and shall be fully responsible for such services at the expiration of the Term. Global shall use its Best Efforts to complete the Global Customer Transition for all Streaming Media Contracts Customers as soon as possible after the Initial Closing.

     3.3 In order to assist OnRadio in its efforts to provide the Maintenance Services, Transition Services, and Streaming Transition Services, Global shall provide OnRadio with a technical transition plan and a sales and marketing transition plan as promptly as practicable following the Initial Closing.

     3.4 Global agrees to maintain a transition team to assist in the transition of the Contracts from OnRadio to Global. The transition team shall be staffed as described in Schedule "E".

     3.5 Global shall have the right to recruit employees designated in Schedule "F" after the Term.

     3.6 Global shall be responsible for compensation and other costs associated with its transition team as well as any other costs associated with transitioning the Customers to customers of Global Services, other than those costs for which OnRadio is responsible pursuant to Section 2.8.

     3.7 Global agrees that prior to the Final Closing (or prior to the Intermediate Closing with respect to specific Streaming Media Contracts Customers which close prior to the Final Closing), Global shall not attempt to sell or market its streaming media products or services to Streaming Media Contracts Customers without, with respect to each Streaming Media Contracts Customer, OnRadio's written consent, which consent shall not be unreasonably denied; provided, however, that nothing in this Section 3.7 shall prohibit Global from engaging in any contact or communication with any Streaming Media Contract Customer, nor shall OnRadio's written consent be required therefore, to the extent that such contact or communication is reasonably necessary to carry out the Streaming Customer Transition Process (as defined in the Asset Purchase Agreement) with respect to such Streaming Media Contract Customer.

                                    SECTION 4
                                      TERM

     4.1 OnRadio will provide the Services during the period commencing on the Effective Date and ending on December 6, 2000 (the "Term").

     4.2 The term of this Agreement with respect to Streaming Transition Services shall begin upon the Effective Date and will end upon the Final Closing Date ("Streaming Transition Services Term"); provided, however, that OnRadio shall no longer be responsible for the payment of the costs for Verio, BellSouth, SWBell, Ameritech, US West, InterVu, iBeam, with respect to any Streaming Media Contract Customer after the Intermediate Closing in which the Streaming Media Contract with respect to such customer has been transferred and assigned to Global in accordance with Section 7.4 of the Asset Purchase Agreement.

     4.3 This Agreement shall terminate on the thirtieth (30th) day after either Party gives the other Party written notice of a material breach by the other Party of any material term or condition of this Agreement, unless the breach is cured before that day.

                                    SECTION 5
                                 CONFIDENTIALITY

     5.1 All documentation and information designated by the party disclosing the information ("the Disclosing Party") as proprietary or confidential, including without limitation drawings, source code, computer program listings, techniques, algorithms and processes and technical and marketing information ("Confidential Information") which is supplied by the Disclosing Party in connection with this Agreement shall be treated confidentially by the recipient of the confidential information ("Recipient") and its employees and shall not be disclosed or used by the Recipient, except as required in order to exercise the rights and obligations set forth in this Agreement, without the Disclosing Party's prior written consent. Software source code shall be presumed confidential even though not marked or designated as confidential or proprietary.

     5.2  Information shall not be considered to be Confidential Information if

               (a) Such information is generally available to the public through no fault of Recipient and without breach of this agreement;

               (b) Such information is already in the possession of Recipient without restriction and prior to any disclosure under this Agreement;

               (c) Such information is or has been lawfully disclosed to Recipient by a third party without obligation of confidentiality upon Recipient; or

               (d) Recipient can prove that such information was developed independently by employees of Recipient who have not had access to information disclosed hereunder.

                                    SECTION 6
                             LIMITATION OF LIABILITY

     6.1 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, OR TO ANY THIRD PARTY, FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    SECTION 7
                                 INDEMNIFICATION

     7.1 Each party (the "Indemnitor") shall defend, indemnify, and hold the other party (the "Indemnitee") harmless from and against any claims, losses, actions, demands, lawsuits or damages, including, but not limited to reasonable attorney's fees, costs, experts costs and other litigation/settlement costs resulting from any from any act or omission of the Indemnitor that constitutes a breach of its obligations under this Agreement.

     7.2 Global specifically agrees that to the extent OnRadio continues to provide services as provided in the Contracts, OnRadio shall receive the benefits of any indemnity provisions of those Contracts. Global shall execute any additional documents which may be necessary for OnRadio to secure the benefits of the indemnity provisions set forth in the Contracts.

     7.3 This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the gross negligence or willful misconduct of the Indemnitee, its users, agents or representatives, or to the extent liability is disclaimed or limited by either party under this Agreement. Any claim for indemnity hereunder shall be subject to the claims procedures set forth in Section 8.5 of the Asset Purchase Agreement.

                                    SECTION 8
                            MISCELLANEOUS PROVISIONS

     8.1 For purposes of all notices and other communications required or permitted to be given hereunder, the addresses of the parties hereto shall be as indicated below. All such communications shall be in writing and shall be deemed to have been duly given if sent by facsimile, the receipt of which is confirmed by return facsimile, or if delivered personally with receipt acknowledged or sent by first class registered or certified mail or equivalent, return receipt requested, if available, postage paid, addressed to the Parties at their addresses respectively set forth below:

If to OnRadio:                      OnRadio.com
                                    1500 Green Hills Road
                                    Suite 205
                                    Scotts Valley, CA 95066
                                    Attention:  General Counsel

If to Global:                       GlobalMedia.com
                                    400 Robson Street
                                    Vancouver, British Columbia  V6B 2B4
                                    Canada
                                    Attention:  Chief Financial Officer

     8.2 This Agreement, including the attached Schedules which are incorporated herein by reference as though fully set out, contains the entire understanding and agreement of the Parties with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the Parties.

     8.3 Neither Party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance hereunder, including but not limited to acts of God or the public enemy, civil disturbances or disobedience, war, governmental regulation, embargoes, export, shipping ore remittance restriction, strikes, lockouts, boycotts, accidents, fires, pestilence, delays or defaults caused by carriers, floods or governmental seizure, control or rationing, or action or inaction of governmental agencies.

     8.4 If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to any law, the remaining provisions shall remain in full force and effect as if said provision never existed.

     8.5 Neither Party may assign their rights and duties under this Agreement without the written consent of the other Party which will not be unreasonably withheld; provided, however, either Party may assign this Agreement to any parent, subsidiary, or affiliate of such Party or to any third party which succeeds by operation of law to, or purchases or otherwise acquires substantially all of the assets of such Party or a subsidiary or affiliate of such Party and which assumes such Party's obligation hereunder.

     8.6 No waiver, amendment, or modification of any provision of this Agreement shall be effective unless consented to by both Parties in writing. No failure or delay by either Party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

     8.7 The Parties are separate and independent legal entities. Nothing in this Agreement shall constitute a partnership nor make either Party the agent or representative of the other. Neither Party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other.

     8.8 The titles and headings of each section are intended for convenience only and shall not be used in construing or interpreting the meaning of any particular clause or section.

     8.9 Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the Parties' intentions at the time this Agreement is entered into.

     8.10 This Agreement is not for the benefit of any third party, and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

     8.11 Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular.

     8.12 The duty of confidentiality with respect to source code, if any, which is disclosed pursuant to the terms of this Agreement shall survive the termination of this Agreement for so long as the materials remain confidential and proprietary. The duty of confidentiality with respect to all other confidential information shall survive the termination or expiration of this Agreement for a period of three (3) years.

     8.13 The validity, construction, and performance of this Agreement shall be governed by the laws of the state of California without regard to principles of conflicts of law.



IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

OnRadio                                     GlobalMedia.com

By: /s/ Timothy Herr                        By: /s/ L. James Porter
   ------------------------                    ------------------------

Its: President                             Its: Chief Financial Officer
    -----------------------                     -----------------------

                                  SCHEDULE "A"
                              MAINTENANCE SERVICES


TECHNICAL MAINTENANCE SERVICES

OnRadio will provide transition services for Global Media that will include the engineering, design, and operational maintenance tasks performed by OnRadio as of the Initial Closing set forth in the Asset Purchase Agreement. These services will include the monitoring and correction of network health, running code libraries, and web directories, as necessary. Additionally, OnRadio will continue its client support function that includes support communication and education.

The Transition Services will include the following services with respect to the maintenance of the Contracts:

IT / SYSTEM ADMINISTRATION

Monitor Web Systems
Monitor Database Servers and Filers
Monitor system and process health
Monitor network and perform traceroutes
Restart and reboot ancillary systems
Monitor eMail systems
Perform Backups, incremental and full
Answer technical pages and cell calls

Setup, change, and delete eMail accounts
Run "affiliate" WebTrends statistical reports
Run "affiliate" user database reports as required
Author and implement "cron" jobs

Enter "affiliate" Internic registration information
Enter "affiliate" DNS registrations and changes

Procure, install and configure Hardware
Procure, install, and set-up Software

Run Network statistical reporting

IT - STREAMING SPECIFIC

Remotely administrate "streaming" encoders/servers
Provide technical support for affiliates
Provide general Client support for affiliates

ENGINEERING

Change System Admin for existing affiliates
Set-up and configure new "Tools" for affiliates
Purge databases as required
Move data upon existing affiliates new site design
Author and implement "cron" jobs
Correct software anomalies and perform bug-fixes
Author new software development methods
Set-up Email tunneling to third party

CONTENT MANAGEMENT

Secure remote content as "Subscriber"
Edit content flow into OnRadio Content Manager
Publish and expire content OnRadio Content Manager
Run frequency reports

SALES AND MARKETING MAINTENANCE SERVICES

Provide customer support coverage. Assist Customers with the maintenance and operation of the websites and streaming services as provided in the Contracts.


AD SERVICES

OnRadio will continue to serve ads into the affiliate network during the Term of this Agreement. OnRadio will retain the revenues net of costs and affiliate revenue splits until the station has transitioned to the Global network and Global has accepted sole maintenance and other responsibilities for the station.

                                 SCHEDULE "B-1"
                               TRANSITION SERVICES



TECHNICAL TRANSITION SERVICES

OnRadio shall assist Global and will provide the Transition Services in order to migrate the affiliate sites and named licensed software, as defined in this Schedule "A" to Global. Global shall provide the lead for all the Transition Services and will be responsible for working with OnRadio to prepare and implement a transition plan. Global and Onradio shall work together to transition these sites and associated software to a separate "server farm" as defined in this Schedule "A". This service will include the services necessary to separate OnRadio retained web business from the Global Media acquired websites as well related engineering tasks.

Global will acquire the necessary hardware at its expense to run the acquired affiliates websites and install this hardware at Globals' server farm at Exodus, Seattle. OnRadio will help verify that the hardware installation and configuration meets the necessary operating system, process performance, storage requirement, network topology and security specification to insure acceptable continued operation. Global and OnRadio will work in cooperation to install the necessary initial operating systems.

Although the bulk of the software build-up to transition these sites to the Global server farm will be accomplished remotely over the internet through "su" root access, large amounts of data such as NFS data files and MySQL data files will be cloned on physical drives at OnRadio and shipped to Global for installation in Global's server farm. Global will have to provide OnRadio with the necessary access to perform it's installation, test, and final deployment function to provide successful transition services.


The Transition Services will include the following services as necessary to assist Global in its efforts to transition the affiliate sites to Global Media:

Phase I - Planning and implementation
Author technical transitional plan
OnRadio to provide hardware and software specification for server farm at Exodus, Seattle
OnRadio to verify Global physical installation at Exodus, Seattle
OnRadio to assist in operating system build-up at Global server farm

1.  Confirm Global affiliate sites with global apache conf file
2.  Verify Global affiliate activity levels are active
3.  Verify expired affiliate sites to the expired area for archive.
4.  Purge expired affiliate sites from all tables that have station id except:
                  all tables that store membership data for Global Media the stats tables for Global Media

Phase II - Software acquisition and population
1.  Assemble and configure Server Farm #2 (OnRadio)
2.  Global to provide OnRadio with physical NFS and SQL data drives
3.  Global to provide "su" root level access to new Global server farm
4. OnRadio to provide physical NFS and SQL data drives with data back to Global for installation in Global servers
5. Clone the database and home directory data onto new server drives at Global server farm
6.  Initiate apache and other process at Global server farm
7.  Set-up new primary and secondary DNS servers at Global server farm
8.  Set up affiliate mail system at Global server farm
9.  Set up database information tables
10. Enable links to Global Media's eCommerce site on Global affiliate sites
11. Enable links to Global Media's ad engine choice on Global affiliate sites
12. Validate site operation at Global server farm
13. Change DNS host records at Internic for all sites transferred to Global
14. Wait and validate propagation of sites from OnRadio to Global
15. Remove these sites from the global apache conf file on the Global farm
16. Remove these sites from the Global database
       Membership database
       Stats tables
       Home directories

Phase III -  Final transfer issues
1. Relinquish control of the Global Media sites to Global Media through domain ownership
2. Change "Technical" contact information on affiliate sites, as necessary through Internic
3. Internic - domain ownership relinquishment.


SALES AND MARKETING TRANSITION SERVICES

Phase I - Planning and implementation

1. Joint meetings between OnRadio/Global marketing and sales teams to create press release, rules of engagement. Re-prioritize which radio affiliates will be contacted prior to and after announcement of transaction.
2. Establish method of contact - in-person appointment, contact by telephone, fax, email and/or mail.
3. Assign OnRadio/Global personnel for in-person appointments.
4. Obtain Global sales literature and marking materials for internal use.
5. Create and distribute OnRadio authored affiliate announcement materials (positioning statement, telephone scripts, benefits statement, FAQ, etc.).
6. Global will provide marketing materials for Onradio to send to affiliates.
7. OnRadio customer support team will train Global support personnel at OnRadio offices.
8. Global will provide OnRadio customer support training on Global products and services in order to familiarize OnRadio on Global offerings during the transition.

Phase II - Implementation

The Parties will meet and prepare a mutually acceptable Phase II plan that will be added to this Agreement by amendment.

                                  Schedule B-2
                          Streaming Transition Services


OnRadio shall work with Global to enable the Streaming Customers to broadcast through the Global Media Network by providing the following services:

OnRadio will provide Global with all current "client-side" affiliate streaming players in HTML and JavaScript form along with any affiliate graphical assets OnRadio possesses for Global's new construction of each affiliate player.

OnRadio shall assist and work with Global to introduce this new upgrade to the Streaming Customers and communicate the benefits of the improved media player and connectivity.

Global will order the required frame relay "local connectivity" line for each Streaming Customer as required. Global will additionally acquire the necessary hardware to be installed at each affiliate and buildup, test, and provision this hardware with the necessary "Real Audio" compliant software and remote service packages necessary for system and encoding functionality.

Global shall ship the tested hardware to the Streaming Customer and Global with OnRadio's assistance, and as reasonably required, will provide the affiliate connection instructions for this hardware at the affiliates physical facility.

Global shall be responsible for all costs of hardware and software associated with implementing the Global Media Player solution (e.g., encoders, servers, and Global Media Players).

                                  SCHEDULE "C"
                           VENDOR CONTRACTS AND COSTS

     ONE-TIME FEES
     Software licensing required for new server farm configuration

     Vendor              Service provided                           Total Cost          Unit Cost        # of licenses
     ------------------------------------------------------------------------------------------------------------------
     Right Now            2 year license, Right Now Web                 12,000
[3]  C2Net                encrypted tunneling software required
                          for email                                        300
     Screaming Media      Technical Implementation                       3,500
     Screaming Media      Custom Filter Setup                            2,500

                                                                  -------------
                                                                        18,300
                                                                  =============


     MONTHLY COSTS
     Expected monthly costs, based on current activity. Actuals may vary.

     Vendor              Service provided                           Total Cost          Unit Cost           # of units
     ------------------------------------------------------------------------------------------------------------------
     Verio               DSL @ 416 kbps and Circuit, Local
                         Station Connectivity                           11,144

[4]  BellSouth,          DSL, ISDN and T1 Local Station                  5,670
     SWBell,             Connectivity
     Ameritech,
     US West

     Intervu             Stream Hosting and Redistribution              45,528  $ 813 per station        56 current stations

[2]  iBeam               Stream Hosting                                  5,244  $ 276                    19 current stations

[1]  Double Click        Standard Ads                                    9,200

     Screaming Media     Content                                        13,500

     Critical Path       Basic email hosting                               137 0.10                   1,369

     Critical Path       Monthly maintenance                                50


                                                                  -------------
                                                                        90,473
                                                                  =============

     [1] Calculations based upon historical weighting. Actuals may vary. [2] Calculations based on actual live, measured service estimated at
         .5Mbit per month.
     [3] Estimate.
     [4] Calculations based upon historical bills and ordered services.

                                  SCHEDULE "D"
                             ONRADIO TRANSITION TEAM


         ENGINEERING TEAM                            CURRENT TEAM MEMBER

         Part-time (Available on an "as-needed basis"):

         Technical Transition Lead                       Ken Stilwell
         Scripts, Script execution and CM*               Mike Watson
         Documentation lead                              Justin Acevedo
         Documentation                                   Gerry Ocharan
         Documentation                                   Matt Olive
         Database Optimization                           Ashish Vaishnav
         Database Optimization and CM*                   Priya Vaishnav
         Hardware procurement                            Karsten Wade
         Architecture, OS, s/w config.                   Craig Carlton
         Topology and Re-sourcing                        Craig Carlton
         IT buildup                                      Karsten / Justin
         Final deployment                                Craig Carlton
         * CM = ONRADIO "CONTENT MANAGER"


         SALES, MARKETING AND SUPPORT TEAM  CURRENT TEAM MEMBER

         Full-time:
         Sales and Marketing                             Harvey Mednick
         Customer Support                                Sue LaMonte

         Part-time. Available on an "as-needed basis":

         Customer Support                                Shelby Duke
         Marketing                                       Rick Hensler
         Marketing                                       Ed Lane
         Sales and Marketing                             Doug Huggins
         Legal                                           Ted Grabowski


This Schedule sets forth the current proposed members of the Transition team and the current tasks that they will perform as a member of the Transition team. OnRadio reserves the right to replace the team members and to adjust tasks and positions as required in order to provide the specific Transition Services set forth in this Agreement.

                                  SCHEDULE "E"
                             GLOBAL TRANSITION TEAM

Transition Team - Global Media.

Sales & Marketing Team - Executive Captain - Paul Sullivan / Executive VP Sales & Marketing

Team Lead - Michael Kelly / Director of Sales

Back Up - Jon Miller / Manager Inside Sales
Admin Support - Morgan Burris

SALES TEAM MEMBERS:
--------------------

Victoria Newman   Aarone Stone              Michael Ramage    Joel Unickow
Sheldon Karlson   Shannon Kelly             Steve Jacobs

MARKETING TEAM MEMBERS: / TEAM HEADED BY - KAY RICHARDS DIRECTOR MARKETING
---------------------------------------------------------------------------

Joni Scelfo - Director Media Sales.
Marshall Sokoloff
Funke Fabunmi
Trevor Chan

TECHNICAL SUPPORT - SALES ENGINEERING:
------------------------------------------

Chris Ramsay - Manager Sales Engineers
Sean Maguire - Sales Engineer Chris
Mullen - Sales Engineer.

                                  SCHEDULE "F"
                          DESIGNATED ONRADIO EMPLOYEES



Shelby Duke

Harvey Mednick

Sue LaMonte

Rusell Bayley